                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference into the Registration Statements on Form S-8 (the "Registration Statements") of El Paso Natural Gas Company (the "Company") filed March 19, 1992 (No. 33-46519), June 26, 1992 (No. 33-49956), January 10, 1994 (No. 33-51851), and February 2, 1995 (No. 33-57553),
of (i) our report, dated March 15, 1996 (the "Report"), on our audits of the financial statements and financial statement schedule of the Company as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which Report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and (ii) all references to our firm which appear in the Company's Definitive Schedule 14A, filed November 5, 1996 (File No. 1-2700), which has been incorporated by reference into the Registration Statements.

                                            COOPERS & LYBRAND L.L.P.

El Paso, Texas
December 23, 1996